December 29, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read PetMed Express, Inc.’s statements included under Item 4.01 of its Form 8-K/A filed on December 29, 2025 and we agree with such statements concerning our firm.

/s/ RSM US LLP